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                           EXHIBIT 3b


                                          AS AMENDED EFFECTIVE AS
                                                 OF JULY 30, 1996

                             BY-LAWS
                        POE & BROWN, INC.

                            ARTICLE I

                          SHAREHOLDERS

Section 1.     Annual Meetings of Shareholders

     The annual meeting of the Shareholders for the election of the Board of Directors and the transaction of such further business as may come before the meeting shall be held at the Company's offices on the fourth Thursday of April each year (or in the event such day is a legal holiday, on the day next following which is not a legal holiday), unless by resolution of the Board of Directors in any year a different time is designated. Meetings of the shareholders may be held either within or without the State of Florida.

Section 2.     Special Meetings of Shareholders

     Special meetings of the shareholders may be called by the President or the Board of Directors whenever he or they deem it proper and shall be called by the President or by the Board of Directors upon the written request of shareholders holding a majority of common stock outstanding. Such meetings may be held either within or without the State.

Section 3.     Notice of Meetings of Shareholders

     A notice of each meeting of shareholders, signed by the Secretary, shall be mailed to each shareholder having the right and entitled to vote at such meeting, at his address as it appears on the records of the Corporation, not less than 10 nor more than 60 days before the date set for the meeting. If any such shareholder's address is unknown, notice shall be given by advertising once, in some newspaper published in Tampa, Florida within the time above specified for served or mailed notice. If any shareholder shall transfer any of his stock after notice, it shall not be necessary to notify the transferee. Any shareholder, however, may waive notice of any meeting, either before, at or after such meeting.

Section 4.     Qualification of Voters

     The directors may fix a date not more than 70 days prior to the date set for such meeting as the record date of which the shareholders of record who have the right to and are entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined.

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Section 5.     Proxy and Voting

     Shareholders who are qualified to vote may vote at any meeting, either in person or, if absent, by proxy in writings which shall be filed with the Secretary of the meeting before being voted. Each common shareholder shall be entitled to as many votes as he holds shares of stock.

Section 6.     Quorum

     At any meeting of the shareholders a majority in interest of all the common stock issued and outstanding represented by shareholders of record in person or by proxy shall constitute a quorum for the transaction of business. A less interest may adjourn any meeting and the meeting may be held as adjourned without further notice, provided however, that directors shall not be elected at meetings so adjourned. Any question may be considered and acted upon at an annual meeting of the shareholders, but no question not stated in the call for a special meeting shall be acted upon thereat except by the written consent to the holders of a majority of the outstanding common stock, said consent to be filed with the records of the Corporation.

                           ARTICLE II

                       BOARD OF DIRECTORS

Section 1.     Number and Qualifications of Directors

     The Board of Directors shall consist of nine (9) in number to be elected annually at the meeting of the shareholders by a majority of the shares voted. The number may be increased or diminished from time to time, by resolution of the Board of Directors, but shall never be less than three (3). It shall not be necessary for directors to be shareholders, but all directors shall be of full age and at least one shall be a citizen of the United States. A director shall hold office until his successor is elected and has qualified.

Section 2.     Meetings of Directors

     The Board of Directors shall hold its regular and its special meetings at such times and places, within or without the state, as they deem to be to the best interest of the Corporation. The Board of Directors shall fix the time and place of its regular meetings. The President or any two directors may call special meetings of the Board of Directors but the President shall call a special meeting or meetings whenever requested in writing so to do by the holders of a majority of the stock then outstanding. The Board of Directors may conduct meetings by means of a conference telephone hookup.

Section 2A.    Action by Written Consent

     Any action required or permitted to be taken at a meeting of the Board of Directors or of a Committee may be taken by written consent, without a meeting, if the action is taken by all of the members of the Board or the Committee. The action shall be evidenced by one or more written consents describing the action taken and shall be signed by each director or Committee member.

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Section 3.     Notice of Meetings of Board of Directors

     After the Board of Directors has determined the time and place for regular meetings no notice thereof need be given. Notice of special meetings, stating the time and place thereof, shall be given to each director by mailing the same special delivery and, if it will expedite the notice, airmail, at his residence or business address at least two (2) days before the meeting, or by delivering the same to him personally or telegraphing or telecopying the same to him at his residence or business address not later than the day before the day on which the meeting is to be held, unless in case of emergency the President shall prescribe a shorter notice to be given personally, by telephone, telegram or by telecopy. The meeting of the Board of Directors for the election of officers may be held without notice immediately after the annual meeting of the shareholders and at the same place. Any director may waive notice of any meeting of the Board of Directors either before, at or after such meeting.

Section 4.     Powers of Directors

     The Board of Directors shall have the entire management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is hereby vested with all the powers possessed by the Corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Florida, with the Certificate of Incorporation or with these By-Laws. The Board of Directors shall have the power to determine what constitutes net earnings, profits, and surplus, respectively, what amount shall be reserved for working capital and for any other purposes and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive. The Board of Directors shall also have power to determine what amounts, if any, shall be borrowed by the Corporation and upon what terms, conditions or security and shall be authorized to incur such indebtedness as they may deem necessary and to authorize the execution thereof by the officers of the Corporation. The Board of Directors may, by resolution, designate two or more of their number to constitute an executive committee, who, to the extent provided in such resolution, shall have and may exercise the powers of the Board of Directors.

Section 5.     Vacancies

     When for any reason the office of a director shall become vacant, the remaining directors shall by a majority vote elect a successor who shall hold office until his successor is elected and has qualified. Vacancies resulting from an increase in the number of directors may be filled in the same manner.

Section 6.     Quorum of Directors

     A majority of the members of the Board of Directors is required to constitute a quorum for the transaction of business, but a lesser number (not less than two) may adjourn any meeting and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the act of the majority of the directors present shall be the act of f the Board of Directors and this shall be true even if no notice of such meeting shall have been given, provided a majority of the Board shall waive, as hereinabove provided, the giving of such notice.

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Section 7.     Resignation or Removal

     Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time not be specified therein, upon its acceptance by the Board of Directors. The shareholders at any meeting called for the purpose by vote of a majority of the common stock issued and outstanding may remove from office any director elected by the shareholders or Board of Directors and elect his successor.

                           ARTICLE III

                            OFFICERS

Section 1.     Election and Qualification

     The Officers of this Corporation shall consist of a Chairman of the Board, a President, a Vice President, a Secretary and a Treasurer and one of more additional Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers or such other officers as the Board of Directors may provide. All of such officers shall be elected by the Board of Directors immediately after the annual meeting of the shareholders. None of the officers need be directors. The same person may hold more than one office, except those of President and Secretary or Assistant Secretary. The Board of Directors shall have the authority to fill any vacancy in any office.

     The Board of Directors shall have full authority to fix the compensation of all officers. All officers shall hold office until their successors are elected and have qualified.

Section 2.     Chairman of the Board

     The Chairman of the Board shall preside at all meetings of the shareholders and shall preside at meetings of the Board of Directors, and in the absence, sickness or other disability of the President, shall serve as the chief executive officer of the Corporation. The Chairman of the Board, President or Vice President, unless some other person is specifically authorized by vote of the Board of Directors, shall sign all Certificates of stocks, bonds, deeds, mortgages, leases, or any other written instruments of the Corporation. He shall perform all the duties commonly incident to his office and shall perform such other duties as the Board of Directors shall designate.

Section 2A.    President

     The President shall be the chief executive officer of the Corporation and shall preside at meetings of the shareholders and/or directors in the absence, sickness or other disability of the Chairman of the Board. The President shall perform all the duties commonly incident to his office and shall perform such other duties as the Board of Directors shall designate.

Section 3.     Vice President

     The Vice President shall perform the duties and have the powers of the President (other than those as specified as duties of the Chairman of the Board) during the absence, sickness, or other

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disability of the President.  In addition, he shall perform such other duties and have such other powers as the Board of Directors shall designate.

Section 4.     Secretary

     The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors and shall perform all the duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors shall designate. The Secretary shall have charge of the Corporate Seal and shall, if requested to do so, attest written instruments of the Corporation executed by the President or the Chairman the Board and affix the Corporate Seal thereto. In the absence of the Secretary, the Assistant Secretary shall perform the aforesaid duties.

Section 5.     Treasurer

     The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers and documents of the Corporation and shall have and exercise under the supervision of the Board of Directors all the powers and duties commonly incident to his office. He shall keep accurate accounts of the Corporation's transactions which shall be the property of the Corporation.

Section 6.     Resignation and Removal

     Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or if the time be not specified therein upon its acceptance by the Board of Directors. The shareholders at any meeting called for the purpose by vote of a majority of the stock issued and outstanding may remove from office any officer elected or appointed by the Board of Directors and elect or appoint his successor. The Board of Directors by vote of not less than a majority of the entire Board may remove from office any officer or agent elected or appointed by it.

                           ARTICLE IV

                              STOCK

Section 1.     Certificate of Stock

     Certificates shall be signed by the Chairman of the Board or the President and the Secretary or an Assistant Secretary and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. When such Certificate is signed by a transfer agent or by a registrar, the signature of any of those officers named herein may be facsimile. Shares of stock may be transferable only by the registered holder thereof in person or by his attorney duly authorized in writing at the office of an authorized transfer agent of the Corporation upon the surrender of the certificate or certificates for such shares.

Section 2.     Stock Register

     A stock book, stock records or register shall be kept at the office of the Corporation in Florida, or in the office of one or more of its transfer agents or registrars, containing the names, alphabetically

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arranged, with the address, of every shareholder,
showing the number of shares of stock held of record by him. If the stock records are kept in the office of a transfer agent or registrar, the Corporation shall keep at its office in Florida copies of the stock list prepared from the stock records and sent to it from time to time by said transfer agent or registrar.

Section 3.     Defaced or Mutilated Stock Certificates

     A new certificate may be issued in lieu of any certificate previously issued that may be defaced or mutilated, upon surrender for cancellation of the part of the old certificate sufficient, in the opinion of the Secretary, to protect the Corporation against loss or liability.

Section 4.     Loss of Stock Certificates

     In case of loss of any certificate of stock, the owner, before obtaining a duplicate thereof, shall be required to make affidavit that the stock has been lost, stolen or destroyed, describing the same accurately, which affidavit shall be filed with the Treasurer and shall be further required to give to the Corporation a bond or indemnity agreement satisfactory to the Board of Directors.

                            ARTICLE V

                              SEAL

Section 1.     Description of Seal

     The corporate seal of the Corporation shall bear the words POE & BROWN, INC., and the word "FLORIDA", which shall be between two concentric circles, and on the inside the inner circle shall be the words "CORPORATE SEAL" and figures "1959", an impression of the said seal appearing on the margin hereof.

                           ARTICLE VI

                           AMENDMENTS

Section 1.     Method of Amendment or Change

     These By-Laws may be amended or repealed and additional By-Laws added or adopted by a majority vote of the entire Board of Directors so long as the proposed action is not inconsistent with any By-Laws which may have been adopted by any shareholders meeting by a vote of the majority of the issued and outstanding common stock of the Corporation. These By-Laws may be amended or repealed at any shareholders meeting by a vote of the majority of the issued and outstanding common stock of the Corporation.

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                           ARTICLE VII

                          MISCELLANEOUS

Section 1.     Indemnification of Directors and Officers

     Every person who now is or hereafter may be a director or officer of this Corporation, or a director or officer of any other corporation serving as such at the request of this Corporation because of this Corporation's interest as a shareholder or creditor of such other corporation, shall be indemnified by this Corporation against all costs and amounts of liability therefor and expenses, including counsel fees, reasonably incurred by or imposed upon him in connection with or resulting from any action, suit, proceeding or claim of whatever nature to which he is or shall be made a party by reason of his being or having been a director or officer of this Corporation or for such other corporation (whether or not he is such director or such officer at the time he is made a party to such action, suit, proceeding or claim or at the time such costs, expenses, amounts or liability therefor are incurred by or imposed upon him), provide that such indemnification shall not apply with respect to any matter as to which such director or officer shall be finally adjudged in such action, suit, proceeding or claim to have been individually guilty of gross negligence or wilful malfeasance in the performance of his duty as such director or officer and provided further that the indemnification herein provided shall, with respect to any settlement of any such suit, action, proceeding or claim, include reimbursement of any amounts paid and expenses reasonably incurred in settling any such suit, action, proceeding or claim when, in the judgment of the Board of Directors of this Corporation, such settlement and reimbursement appeared to be for the best interests of this Corporation. The foregoing right of indemnification shall be in addition to and not exclusive of any and all other rights as to which any such director or officer may be entitled under any agreement, vote of shareholders or others.

Section 2.     Validity of Certain Contracts

     No contract other transaction between this Corporation and any other association, firm corporation (whether or not a majority of the ownership or capital stock of such other association, firm or corporation shall be owned by this Corporation), shall in any way be affected or invalidated by the fact that any of the directors or officers this Corporation are pecuniarily or otherwise interest in, or are directors or officer such other association, firm or corporation; any director of officer of this Corporation, individually, may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of this Corporation; and any director of this Corporation who is also a director of officer of such other corporation, or who is so interested, may be counted in determinate into existence of a quorum at the meeting of the Board Directors of this Corporation which shall authorize or confirm any such contract or transaction and may vote thereat to authorize or confirm any such contract or transaction with like force and effect as if he were not such director officer of such other corporation or not so interested; and each and every person who may become a director or officer of this Corporation is hereby relieve from any liability that might otherwise exist from thus contracting with this Corporation of the benefit of himself or any person, firm, association or corporation in which he may be in any way - interested; provided, however, in any said contract or transaction there shall be an absence of actual fraud

-                          END                               -